UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2020
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StoneX Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
155 East 44th Street, Suite 900, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SNEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As further discussed in Item 2.01 below, on July 31, 2020, GAIN Capital Holdings, Inc., a Delaware corporation (“GCAP”), became a wholly-owned subsidiary of StoneX Group Inc. (formerly INTL FCStone Inc. and referred to herein as the “Company”) as a result of the merger of Golf Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with and into GCAP, with GCAP surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of February 26, 2020, by and among the Company, Merger Sub and GCAP (the “Merger Agreement”).
Item 1.01 Entry Into a Material Definitive Agreement
First Supplemental Indenture
As previously disclosed by the Company on a Current Report on the Form 8-K filed on June 11, 2020 (the “June 2020 8-K”), on June 11, 2020, the Company completed the issuance and sale of $350 million in aggregate principal amount of its 8.625% Senior Secured Notes due 2025 (the “Notes”) pursuant to the Indenture, dated as of June 11, 2020 (as amended or supplemented to the date hereof, the “Indenture”), by and among the Company, the guarantors party thereto from time to time and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”). The gross proceeds from the sale of the Notes (the “Proceeds”) were released from the segregated escrow account pursuant to the satisfaction of certain escrow release conditions. In connection with the completion of the Merger, on July 31, 2020, the Company and each of FCStone Group, Inc., INTL FCStone Markets, LLC, FCStone Merchant Services, LLC, INTL FCStone Assets, Inc., INTL Technology Services, LLC, GCAP, Gain Holdings, LLC, Global Futures & Forex, Ltd., S.L. Bruce Financial Corporation, GCAM, LLC and Gain Capital Holdings International, LLC (collectively, the “Domestic Guaranteeing Subsidiaries”), INTL FCStone (Netherlands) B.V. (“INTL Netherlands” and, together with the Domestic Guaranteeing Subsidiaries, the “Guaranteeing Subsidiaries”), and the Trustee and Collateral Agent, entered into the First Supplemental Indenture (the “First Supplemental Indenture”), supplementing the Indenture, pursuant to which, among other things, the Guaranteeing Subsidiaries became guarantors of the Company’s obligations under the Notes.
Security and Pledge Agreement
In connection with the completion of the Merger, on July 31, 2020, the Company, the Domestic Guaranteeing Subsidiaries and the Collateral Agent for the benefit of all holders of the Secured Obligations (as defined therein) entered into the Security and Pledge Agreement (the “Security Agreement”), which created a second priority security interest in certain personal property of the Company and the Domestic Guaranteeing Subsidiaries, whether now owned or existing or owned, acquired, or arising in the future (the “Collateral”) in favor of the Collateral Agent for the benefit of holders of the Secured Obligations. The liens on the Collateral are, pursuant to the terms of the intercreditor agreement, junior to the liens on the collateral securing the Company’s obligations under the Credit Agreement (as defined below).

Joinder to Amended and Restated Credit Agreement
In connection with the completion of the Merger, on July 31, 2020, GCAP, Gain Holdings, LLC, Global Futures & Forex, Ltd., S.L. Bruce Financial Corporation, GCAM, LLC and Gain Capital Holdings International, LLC (collectively, the “GAIN Guaranteeing Subsidiaries”) and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”), entered into a Joinder to the Amended and Restated Credit Agreement (the “Joinder”), dated as of February 22, 2019, by and among the Company, the lenders party thereto from time to time and the Administrative Agent (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which, among other things, the GAIN Guaranteeing Subsidiaries became guarantors of the Company’s obligations under the Credit Agreement.

The foregoing descriptions of each of the First Supplemental Indenture, the Security Agreement and the Joinder do not purport to be complete and are qualified in their entirety by reference to the text of the First Supplemental Indenture, the Security Agreement and the Joinder, each of which is attached as Exhibit 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and is incorporated by reference herein. The material terms of (i) the Indenture were disclosed in Item 1.01 of the June 2020 8-K and (ii) the Credit Agreement were disclosed in Item 1.01 of a Current Report on the Form 8-K filed on February 27, 2019, each of which is hereby incorporated by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth in the Introductory Note, in Item 1.01 and in Item 9.01 of this report is incorporated herein by reference.

On July 31, 2020, pursuant to the Merger Agreement, Merger Sub merged with and into GCAP, with GCAP surviving as a wholly-owned subsidiary of the Company. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time:

(i) except for Dissenting Shares and as provided in Sections 2.02(b) and 2.02(c) of the Merger Agreement, each issued and outstanding share of common stock, par value $0.00001 per share, of GCAP (together with associated preferred stock purchase rights, the “GCAP Stock”) was converted into the right to receive $6.00 in cash, without interest;

(ii) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time was converted into and became one share of common stock of GCAP with the same rights, powers and privileges of the shares so converted and, except as provided in Section 2.02(c) of the Merger Agreement, constitutes the only outstanding shares of capital stock of GCAP;

(iii) each outstanding option to purchase shares of GCAP Stock (“GCAP Stock Option”), whether or not exercisable or vested, that was outstanding and unexercised immediately prior to the Effective Time, was vested as of immediately prior to the Effective Time and was canceled in exchange for the right of each holder of such GCAP Stock Option to receive (without interest) an amount in cash determined by multiplying (I) the excess, if any, of the per share Merger Consideration over the applicable exercise price of such GCAP Stock Option by (II) the number of shares of GCAP Stock such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time, less applicable Taxes required to be withheld with respect to such payment;

(iv) each (a) restricted stock unit and (b) restricted stock award, in each case, with respect to shares of GCAP Stock granted under GCAP’s 2015 Omnibus Incentive Compensation Plan, GCAP’s 2010 Omnibus Incentive Compensation Plan (as amended from time to time) and any predecessor stock option, stock incentive, stock award, or other equity compensation plans thereto, whether subject to time-based or performance-based vesting, that was outstanding as of immediately prior to the Effective Time (each such restricted stock unit, a “GCAP Restricted Stock Unit” and each such restricted stock award, a “GCAP Restricted Stock Award”) was vested as of immediately prior to the Effective Time and was canceled in exchange for the right to receive (without interest) a cash payment determined by multiplying (I) the per share Merger Consideration by (II) the number of shares of GCAP Stock underlying such GCAP Restricted Stock Unit or GCAP Restricted Stock Award, as applicable, as of the Effective Time, less applicable Taxes required to be withheld with respect to such payment; and

(v) each of GCAP’s 5.00% Convertible Senior Notes maturing on August 15, 2022 (the “2022 Convertible Notes”) issued pursuant to the Indenture, dated as of August 22, 2017, by and between GCAP and The Bank of New York Mellon, as trustee remained outstanding, unchanged by reason of the Merger except as set forth in, and required by, Section 10.08 of each 2022 Convertible Note.

As discussed above and disclosed by the Company in the June 2020 8-K, the Company completed the issuance and sale of the Notes, which were issued pursuant to the Indenture. To facilitate the consummation of the Merger, the Proceeds were released from escrow and used to (1) fund the cash consideration for the Merger, (2) fund the repayment of the 2022 Convertible Notes and (3) pay certain related transaction fees and expenses.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in the Introductory Note, in Item 1.01 and in Item 2.01 of this report is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On July 31, 2020, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

(d) Exhibits.

The following documents are herewith filed as exhibits to this report:

Exhibit
Number	Description
2.1
Agreement and Plan of Merger, dated as of February 26, 2020, by and among the Company, Merger Sub and GCAP (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed by the Company on February 27, 2020).

4.1	First Supplemental Indenture, dated as of July 31, 2020, by and among the Company, the Guaranteeing Subsidiaries and the Trustee and Collateral Agent.
4.2	Security and Pledge Agreement, dated as of July 31, 2020, by and among the Company, the Domestic Guaranteeing Subsidiaries and the Collateral Agent.
4.3	Joinder to the Amended and Restated Credit Agreement, dated as of July 31, 2020, by and among the GAIN Guaranteeing Subsidiaries and the Administrative Agent.
99.1	Press Release issued by the Company, dated July 31, 2020, announcing the consummation of the Merger (furnished herewith).

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

StoneX Group Inc.
(Registrant)
July 31, 2020	/s/ WILLIAM J. DUNAWAY
(Date)	William J. Dunaway
Chief Financial Officer